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                                  Exhibit 10.40

   Federal Ministry of Education and Research (Germany), Grant Notification to
                         GAIA, dated September 11, 2000



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[Letterhead of Federal Ministry of Education and Research]

                                                                  Date
                                                                  09.11.2000


BMBF          D-53170   Bonn

GAIA Akkumulatorenwerke GmbH
Research
Montaniastrasse 17

99734  Nordhausen


Notification of a grant

Subj.: Grant under the federal budget, department budget 30, chapter 3006, title 683 12, 2000 financial year, for the project: "Collaborative project: Energy supply platform for autonomous microsystems - microsolar; subproject: battery technology"

          Promotion identification no.: 16SV1119

Re: Your application dated 13.06.2000, the subsequent deliveries of 24.08., 28.08., 14.09., 19.09., and 26.09.2000

Encl.:    -    Copy "Supplementary Provisions for Grants on a Cost Basis"
               of the BMBF - NKBF 98 - (status as per 01.03.1999 - print 2000)"

          -    Total preliminary calculation

          - Overview of the special information centres and nation-wide information facilities

          - Copy "Notes on the Completion of the Report Sheet and the Document Control Sheet"

          -    Printed form "Report Sheet/Document Control Sheet"

          -    Printed form "Acknowledgement of Receipt"

          -    Notes for Recipients of Payments

          -    Further supplementary regulations and notes

          - Printed form "Notification of the Promotion Identification No. for Registrations of Proprietary Rights" (according to no. 10.3 NKBF 98)

          -    List of collaborators

          -    Printed form for recording hours


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                                       -2-

Dear Sir or Madam,

1. Amount of the grant / type and form of financing / project-tying / appropriation period / payment schedule

As a project aid, I allocate to you a non-repayable grant of 40 % of your total production costs actually incurred which are eligible for subsidisation and are to be established on the basis of actual costing, however a maximum amount of

                                  DM 765,941.00
(in words: seven - six - five - nine - four - one Deutsche Mark) (proportional financing).

The grant is purpose-tied; it may only be used for the above project in accordance with your application dated 13.06.2000 including any supplements (see reference) and the enclosed total preliminary calculation amended by me after consultation with you.

The allocation requires that the total financing of the project remains hedged.

The notification of the grant applies for the period from 01.11.2000 until
31.10.2003 (appropriation period).

Only the costs incurred for the project in the appropriation period may be claimed under the grant.

I intend to provide the grant in cash as follows:
                          DM 0.00 in the 2000 financial year
                    DM 157,148.00 in the 2001 financial year
                     DM 73,732.00 in the 2002 financial year
                    DM 420,170.00 in the 2003 financial year
                    DM 114,891.00 in the 2004 financial year.

Should there be a change in the timing of your funding requirements compared to your application, I am to be informed of this fact without delay so that an attempt can be made to cater for the payments schedule.

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                                       -3-

2. Supplementary regulations and notes

The enclosed NKBF 98 supplementary regulations are a part of this notification subject to the regulations set forth below:

In addition, further supplementary regulations and notes apply as follows and as enclosed in the annex:

-    Authorization by the European Commission
     The promotional measure for micro-system technology underlying the grant was authorized by the European Commission on 05.10.1993 (subsidy no. N 539/93).

-    Lump-sum settlement procedure
     The costs shall be billed based on the lump-sum procedure according to no.
     5.6 NKBF 98. It is not possible to change from the lump-sum accounting method to the accounting method based on cost-plus pricing formulae within the scope of this project.

     The "time sheets for lump-sum accounting" according to no. 19.4 NKBF 98 are only to be sent if especially requested.

-    Cooperation with third parties
     The project is to be carried out in cooperation with the companies and institutions shown in the list of collaborators. The cooperation is to be described in the case reports.

-    Notes for Recipients of Payments
     The "Notes for Recipients of Payments" enclosed with this notification must be observed.

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                                       -4-

-    Requirements for payment of the grant
     The grant cannot be paid until the notification has become legally valid after the expiry of the period of appeal and after all other requirements have been satisfied.

     You can bring about the legal validity of the notification of the grant earlier if you declare that you waive filing an appeal on the acknowledgement of receipt (printed form enclosed).

     A printed form for demanding the payment of the grant has already been enclosed with the notification of the grant if the payment schedule has planned that a payment is in the current financial year. If you do not waive the filing of an appeal in the acknowledgement of receipt, you must wait until the period of appeal has expired and, if applicable, enclose a statement with the first demand for payment explaining that you have not filed an action at the administrative court.

-    Calling in a project sponsor
     As the project sponsor for the sponsoring field of microsystems technology, VDI/VDE Technologiezentrum Informationstechnik GmbH, Rheinstrasse 10 B, D-14513 Teltow (phone: 03328/435 258) is authorised to process the grant in the name and for account of the BMBF/1/) and to take the legal actions required for this purpose independently in accordance with the directives issued by BMBF.

     I therefore request you to send all the records concerning the implementation and processing of the project to the project sponsor.

3. Instructions on legal remedies

You may bring an action against this notification within one month after the announcement thereof at the Court of Administration in Cologne, Appellhofplatz, 50667 Cologne in writing or by declaring this orally to the recording clerk of the court.



-----------------------------------
/1)/ Federal Ministry for Education and Research

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                                       -5-

The action must name the plaintiff, the defendant and the subject matter of the plaintiff's claim. It should contain a specific application. The facts serving to substantiate the case and evidence should be stated.

The action and annexes should be enclosed in as many copies as required to enable each party involved to receive one copy.

Yours sincerely
By order


von Schaewen

This copy of the notification was issued using EDP facilities and is therefore not signed.

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                                                              Status: 13.11.2000

     TOTAL PRELIMINARY CALCULATION
     for the period from 01.11.2000 until 31.10.2003

Subject of the project 16SV1119:
Collaborative project: Energy supply platform for autonomous microsystems (microsolar) - subproject: battery technology

0813    Materials                                                          0.00
0023    R&D outside services                                               0.00
0837    Personnel expenses                                         1,914,855.00
0838    Travelling expenses                                                0.00
0847    Project-specific depreciation                                      0.00
0848    Tax depreciation, other                                            0.00
0850    Other direct project costs                                         0.00
0856    Costs of internal services                                         0.00
0860    Administrative costs                                               0.00
0899    Summary                                                            0.00
0881    Total production cost of the project (Total.../1/)         1,914,855.00
0882    Capital resources of the applicant                         1,148,914.00
0883    Third-party funds/inflows                                          0.00
0884    Grant                                                        765,941.00

                       Cash provision
                       Year                                Amount
                 until 1999                                  0.00
                       2000                                  0.00
                       2001                            157,148.00
                       2002                             73,732.00
                       2003                            420,170.00
                       2004                            114,891.00

All the amounts are stated in DM

-------------------
/1/ Partly illegible and abbr. unknown

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Federal Ministry for
Education and Research (BMBF)                             Bonn, 9 November 2000

S14-4013-16SV1119

Annex

to the notification of the grant for Gaia Akkumulatorenwerke GmbH, Nordhausen

List of collaborators                                           Promotion identification no.
--------------------------------------------------------------------------------------------
Frauenhofer-Gesellschaft zur Forderung der                                     16SV1118
angewandten Forschung e.V., Munich

Gaia Akkumulatorenwerke GmbH, Nordhausen                                       16SV1119

STECA GmbH, Memmingen                                                          16SV1120

Zentrum fur Sonnenenergie- und Wasserstoff-Forschung

Baden-Wurttemberg, Stuttgart                                                   16SV1121

Insta Elektro GmbH & Co. KG, Ludenscheid                                       16SV1204